                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Perrachon, Chief Executive Officer of TouchTunes Music Corporation ("the Company"), have reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the Chief Executive Officer of the Company, I hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that for the periods covered by the Report:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN PERRACHON
--------------------------
John Perrachon
Chief Executive Officer
May 20, 2003

THIS CERTIFICATE IS BEING MADE FOR THE EXCLUSIVE PURPOSE OF COMPLIANCE BY THE CHIEF EXECUTIVE OFFICER OF THE COMPANY WITH THE REQUIREMENT OF SECTION 906, AND SHALL NOT BE DEEMED TO BE A PART OF THE REPORT OR FILED FOR ANY OTHER PURPOSE.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

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